SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MINERVA NEUROSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MINERVA NEUROSCIENCES, INC.

1500 District Avenue

Burlington, MA 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 5, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Minerva Neurosciences, Inc., a Delaware corporation, referred to hereafter as the “Company,” “we,” “us,” or “Minerva.” The Annual Meeting will be held on Thursday, December 5, 2024 at 9:30 a.m. Eastern time. The Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/NERV2024. We believe hosting a virtual meeting enables increased stockholder participation and improves meeting efficiency and our ability to communicate effectively with our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders virtually attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 9:30 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect two Class I directors, Hans Peter Hasler and Dr. Remy Luthringer, to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

3.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

You will be able to attend the Annual Meeting online, submit your questions during the Annual Meeting and vote your shares electronically during the meeting by visiting www.proxyvote.com and entering the 16-digit control number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. Because the Annual Meeting is being held electronically, you will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is October 7, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. For the ten days prior to the Annual Meeting, a list of our stockholders as of the close of business on the record date and entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder of record for a legally valid purpose at our principal executive offices or by emailing us at info@minervaneurosciences.com. The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/NERV2024.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

/s/ Frederick Ahlholm
Frederick Ahlholm
SVP, Chief Financial Officer and Secretary
Burlington, Massachusetts
October 22, 2024

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other similar organization and you wish to vote during the Annual Meeting, you must obtain a proxy issued in your name from the record holder and follow the instructions from such organization.

i

MINERVA NEUROSCIENCES, INC.

1500 District Avenue

Burlington, MA 01803

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 5, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of the Company, or the Board, is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice contains instructions about how to access our proxy materials online and vote online. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about October 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Why are you holding a virtual Annual Meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card, along with a second Notice, on or after 10 calendar days have passed since our first mailing of the Notice.

How do I attend the Annual Meeting?

You cannot attend the Annual Meeting physically. You can attend the annual meeting by visiting www.virtualshareholdermeeting.com/NERV2024, where you will be able to listen to the Annual Meeting live, submit questions and vote online.

The meeting will be held on Thursday, December 5, 2024 at 9:30 a.m. Eastern time. We recommend that you log in a few minutes before 9:30 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

In order to enter the Annual Meeting virtually, you will need the unique 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name.”

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/NERV2024. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.

What if I cannot virtually attend the Annual Meeting?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Will a list of record stockholders as of the record date be available?

For the ten days prior to the Annual Meeting, a list of our stockholders as of the close of business on October 7, 2024, the record date of the Annual Meeting, will be available for examination during normal business hours by any stockholder of record for a legally valid purpose at our principal executive offices or by emailing us at info@minervaneurosciences.com. The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/NERV2024.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 7, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 6,993,406 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 7, 2024, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting virtually or vote by proxy prior to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 7, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting via the following link: www.virtualshareholdermeeting.com/NERV2024. However, because you are not the stockholder of record, you may not vote your shares virtually at the meeting via the link unless you request and obtain a valid proxy from your broker, bank or other agent. Check with your brokerage firm, bank, dealer or other similar organization, and follow the instructions you receive from your brokerage firm, bank, dealer or other similar organization prior to the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two Class I directors, Hans Peter Hasler and Dr. Remy Luthringer, each to hold office until the 2027 Annual Meeting of Stockholders (Proposal 1);

•	Advisory “say-on-pay” vote on our executive compensation (Proposal 2); and

•

Ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 3).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may either vote “FOR” both nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. For all other matters, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by virtually attending the Annual Meeting (by visiting www.virtualshareholdermeeting.com/NERV2024), vote by proxy over the telephone, vote by proxy over the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote even if you have already voted by proxy.

•

By Internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide your control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time, on December 4, 2024 to be counted.

•

By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time, on December 4, 2024 to be counted.

•

By Proxy Card. Complete, sign and date the proxy card that may be requested and return it promptly in the envelope provided. If we receive your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Your proxy card must be received by 11:59 p.m., Eastern Time, on December 4, 2024 to be counted.

•	Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/NERV2024 and providing your control number from the Notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in such Notice to ensure that your vote is counted. To vote by virtually attending the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 7, 2024.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card without indicating how you want your shares voted on each proposal or otherwise vote without making voting selections for each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: “FOR” the election of each of the two nominees for director; “FOR” the advisory “say-on-pay” vote on our executive compensation; and “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with NYSE are subject to NYSE rules and, accordingly, NYSE Rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on The Nasdaq Stock Market. In this regard NYSE has advised us that Proposals 1 and 2 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on Proposals 1 and 2 in the absence of your voting instructions. However, Proposal 3 is considered to be “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.

The election of directors (Proposal 1) and the advisory “say-on-pay” vote on our executive compensation (Proposal 2) are each considered “non-routine,” which would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Your broker, bank or other agent cannot vote your shares on these proposals without your instructions. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal 3) is considered a “routine” matter, and your broker, bank or other agent may vote your shares on these proposals even in the absence of your instructions.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

•

Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

•	Send written notice of revocation to our Secretary at Minerva Neurosciences, Inc., 1500 District Avenue, Burlington, Massachusetts 01803 before the time the Annual Meeting begins.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by a broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 24, 2025, to the Company’s Corporate Secretary at Minerva Neurosciences, Inc., 1500 District Avenue, Burlington, Massachusetts 01803, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act; provided, however, that if our 2025 Annual Meeting of Stockholders is more than 30 days before or after December 5, 2025, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy materials for the 2025 Annual Meeting of Stockholders.

Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2025 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on September 6, 2025 nor earlier than the close of business on August 7, 2025; provided, however, if our 2025 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of this year’s Annual Meeting, to be timely, notice by the stockholder must be received not later than the 15th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors (Proposal 1), votes “For,” “Withhold,” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes on Proposals 1 and 2 will have no effect and will not be counted towards the vote total for any of those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with those proposals.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The two nominees receiving the most “FOR” votes from the holders of shares, either present	Not applicable	No effect

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
virtually at the meeting or represented by proxy, and entitled to vote on the election of directors will be elected; withheld votes will have no effect.

2	Advisory “say-on-pay” vote on executive compensation	“FOR” votes from the holders of shares representing a majority of the voting power of the shares of common stock of the Company, either present virtually at the meeting or represented by proxy, and entitled to vote on the matter.	Against	No effect

3	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	“FOR” votes from the holders of shares representing a majority of the voting power of the shares of Common Stock, either present virtually at the meeting or represented by proxy, and entitled to vote on the matter.	Against	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 6,993,406 shares outstanding and entitled to vote. Thus, the holders of 3,496,704 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/NERV2024. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. If, at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole Board, upon application of any stockholder(s) holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, the Delaware Court of Chancery may order an election be held to fill such vacancies or to replace the directors chosen by the directors then in office.

The Board presently has five members. There are two directors in the class whose term of office expires on the date of the Annual Meeting. Each of the two nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of our directors serving at the time of our 2023 Annual Meeting of Stockholders attended that meeting either by teleconference or in person.

Required Vote

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if the authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each nominee has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee for re-election and each director whose term will continue after the Annual Meeting:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING

Hans Peter Hasler, age 68, has served on our Board since December 2017. Until 2020, Mr. Hasler served as the Chief Executive Officer of Vicarius Pharma AG, a privately held company that provided strategic options to non-European bio-pharma companies bringing late-stage assets to the European market. He is also Senior Advisor at SBTech Global Advisory. His prior experience includes Elan Corporation, where he was Chief Operating Officer, and Biogen, Inc., where his positions included Chief Operating Officer, Executive Vice President, Head of Global Neurology and International. Previously, Mr. Hasler was at Wyeth Pharmaceuticals as Senior Vice President, Chief Marketing Officer and Managing Director of Wyeth Group Germany and General Manager, Wyeth-Lederle Switzerland, Austria and ECE. Mr. Hasler has served as Chairman of the Board of HBM Healthcare Investments AG, a SIX Swiss Exchange listed company, since 2009. Mr. Hasler has served as the Chairman of Shield Therapeutics, an AIM-listed specialty-pharma company, since September 2018, and as a Director of Gain Therapeutics, a Nasdaq-listed biotechnology company, since March 2021. Mr. Hasler holds a Federal Swiss Commercial Diploma and a Marketing Manager Certificate from the Swiss Institute of Business Economy SIB, Zurich, Switzerland. Our Board believes Mr. Hasler’s experience helping bring late-stage assets to market, as well as his overall experience in the biotech industry in positions of leadership qualifies him to serve as a member of our Board.

Dr. Remy Luthringer, age 63, has provided services to us since July 2010, first as a consultant and then as an employee beginning in May 2014. Dr. Luthringer was named our President and Chief Executive Officer in November 2014, and served as President until December 2017. He has served on our Board since November 2014. Dr. Luthringer previously served as an advisor to Medicxi Ventures, formerly Index Ventures Life Sciences, and before that served as an advisor to Index Ventures and as Chief Medical Officer to Index Life VI, a biotechnology fund raised by Index Ventures. Dr. Luthringer also serves on the board of directors of a number of private companies. He received his Ph.D. in Pharmacology and Neurosciences from University Louis Pasteur (France). Our Board believes that Dr. Luthringer should serve on our Board due to his extensive knowledge of our business as well as his corporate vision and operational knowledge, which provide strategic guidance to our Board.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS II DIRECTOR CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Dr. Fouzia Laghrissi-Thode, age 61, has served on our Board since May 2015. Dr. Laghrissi-Thode has held positions of leadership at AstraZeneca, Roche, Novartis and Sandoz in a broad range of therapeutic areas, including central nervous system, cardiovascular, metabolic disease and genito-urinary health. Since April 2018, Dr. Laghrissi-Thode has served as Chief Executive Officer and a member of the board of directors of DalCor Pharmaceuticals. Prior to joining DalCor, Dr. Laghrissi-Thode served as U.S. Vice President for the renal-cardio therapy area at AstraZeneca, Head of the South San Francisco site, and the chief executive officer of ZS Pharma, Inc. She was formerly vice president of the global cardiovascular and metabolism therapy area at AstraZeneca. Dr. Laghrissi-Thode holds an M.D. from the University of Tours School of Medicine in France, is board certified in psychiatry and was an adjunct professor of psychiatry at the University of Pittsburgh. Our Board believes that Dr. Laghrissi-Thode’s extensive experience in the pharmaceutical industry and field of psychiatry qualifies her to serve on our Board.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Dr. David Kupfer, age 83, has served on our Board since November 2015. Dr. Kupfer is Distinguished Professor Emeritus of Psychiatry at the University of Pittsburgh School of Medicine, where he chaired that department for 26 years. He also chaired the American Psychiatric Association Task Force for the development of the Fifth Edition of the Diagnostic and Statistical Manual of Mental Disorders (“DSM-5”), which defines the criteria for the diagnosis and classification of mental disorders. Dr. Kupfer received his M.D. from Yale University in 1965. Our Board believes that Dr. Kupfer’s extensive experience in the field of psychiatry qualifies him to serve on our Board.

Jan van Heek, age 75, has served on our Board since July 2014. Mr. van Heek advises biotechnology and other healthcare companies in commercial strategy development, financing, and business development. He was previously a partner at BioPoint Group, a biotech consulting company. Prior to establishing BioPoint in 2009, Mr. van Heek spent over 18 years at Genzyme Corporation, a Sanofi pharmaceutical company, including as an Executive Vice President and Senior Advisor to the chief executive officer. Mr. van Heek also previously served as a board member and chairman of the Audit Committee of Amarin Corporation, a publicly traded biopharmaceutical company from 2010 to 2023. He was also a board member and chairman of the Audit Committee of ViaCell Corporation, a public company, from 2002 until it was sold to Perkin Elmer Corporation in 2007. He received an M.B.A. from St. Gallen University in Switzerland and an executive degree from Stanford Business School. Our Board believes that Mr. van Heek’s experience in the biotechnology industry and his executive experience, specifically his experience in executive officer positions at other companies in the biotechnology industry, as well as his service on other boards of directors, qualifies him to serve as a member of our Board.

Board Diversity Matrix

The Board Diversity Matrix below provides the diversity statistics for our Board of Directors. The matrix only includes information regarding (1) directors nominated for reelection at the Annual Meeting and (2) directors continuing in office. Each term used in the table has the definition provided in the rule and related instructions. To see our Board Diversity Matrix as of August 15, 2023, please see the proxy statement filed with the SEC on August 15, 2023.

Board Diversity Matrix (As of October 7, 2024)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—

Board Diversity Matrix (As of October 7, 2024)
	Female	Male	Non- Binary	Did Not Disclose Gender
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

As required under the listing standards of Nasdaq Stock Market LLC, or Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards and our Corporate Governance Guidelines: Hans Peter Hasler, Dr. David Kupfer, Dr. Fouzia Laghrissi-Thode, and Jan van Heek. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Luthringer is not considered independent because he is an executive officer of the Company.

There are no family relationships among any of our directors or executive officers.

BOARD LEADERSHIP STRUCTURE

The Company’s Board of Directors is currently chaired by the Chief Executive Officer of the Company, Dr. Luthringer. The Board has also appointed Dr. Kupfer as lead independent director.

The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose and provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer).

The Board appointed Dr. Kupfer as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to shareholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board.

Our Audit Committee has the responsibility to review and discuss with management, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. Areas of focus for the Audit Committee include policies and other matters relating to our investments, cash management, financial risk exposures, the adequacy and effectiveness of our information security policies and practices in addition to oversight of cybersecurity management. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application, to ensure the effectiveness of our corporate governance structure and mitigate any major legal compliance risk exposures. Our Compensation Committee reviews our practices and policies of compensation plans, policies and programs as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

PROHIBITIONS ON HEDGING, PLEDGING AND SPECULATIVE TRANSACTIONS

Under the terms of our insider trading policy, our officers and directors are prohibited from short-selling our securities and are prohibited from holding our securities in a margin account. In addition, none of our directors or officers may pledge our securities as collateral for a loan, or buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities, at any time, without the approval of the Audit Committee.

MEETINGS OF THE BOARD

The Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, except for Ms. Laghrissi-Thode, who was unable to attend three meetings of the Board due to prior international travel commitments.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2023 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
William F. Doyle	X	(1)	X	*(1)
Hans Peter Hasler	X	(2)	X		X
Jeryl Hilleman	X	*(3)
Dr. David Kupfer	X	(4)	X		X	*
Dr. Fouzia Laghrissi-Thode			X	*(5)
Dr. Remy Luthringer
Jan van Heek	X	(6)
Total meetings in 2023 fiscal year	4		3		0

*	Committee Chairperson

(1)	Mr. Doyle resigned from the Board effective May 3, 2023.

(2)	Mr. Hasler was appointed as a member of the Audit Committee following Mr. Doyle’s resignation, effective May 3, 2023.

(3)	Ms. Hilleman served as the Chairperson of the Audit Committee until her resignation from the Board effective August 6, 2024.

(4)

Dr. Kupfer was appointed as a member of the Audit Committee following Ms. Hilleman’s resignation, effective August 6, 2024. Dr. Kupfer was appointed as a member of the Compensation Committee effective October 4, 2023.

(5)	Dr. Laghrissi-Thode was appointed as the Chairperson of the Compensation Committee following Mr. Doyle’s resignation, effective May 3, 2023.

(6)	Mr. van Heek was appointed as the Chairperson of the Audit Committee following Ms. Hilleman’s resignation, effective August 6, 2024.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things, evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited consolidated financial statements and quarterly unaudited consolidated financial statements with management and the independent registered public accounting firm. In 2023, the Audit Committee met four times.

The Audit Committee is currently composed of three directors: Mr. van Heek (Chair), Mr. Hasler and Dr. Kupfer. The Board has adopted a written Audit Committee charter that is available on the Company’s website at http://ir.minervaneurosciences.com/corporate-governance.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that Messrs. van Heek and Hasler and Dr. Kupfer are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards).

The Board has also determined that Mr. van Heek qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. van Heek’s level of knowledge and experience based on a number of factors, including his formal education and experience serving on audit committees for public reporting companies. The Board has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements.

Report of the Audit Committee of the Board(1)

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023 with the management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mr. Jan van Heek, Chair
Mr. Hans Peter Hasler Dr. David Kupfer

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Laghrissi-Thode (Chair), Mr. Hasler and Dr. Kupfer. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and Rule 10C-1 of the Exchange Act, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has adopted a written Compensation Committee charter that is available on the Company’s website at http://ir.minervaneurosciences.com/corporate-governance.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt, and oversee the Company’s compensation strategy, policies, plans and programs, including: to establish corporate and individual performance objectives relevant to the compensation of the Company’s executive officers; to review and approve of the compensation and other terms of employment of the Company’s Chief Executive Officer and other executive officers; to review and adopt or make recommendations to the Board in respect of any employment agreements or severance or change-in-control arrangements for the Company’s Chief Executive Officer and other executive officers; to administer the Company’s incentive and equity-based compensation plans; to review and recommend to the Board a succession plan for the Company’s Chief Executive Officer and other executive officers; and to review the compensation of the Company’s non-employee directors and recommend any proposed changes to the Board.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice annually, and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The Compensation Committee has full access to all books, records, facilities, and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the compensation committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford as compensation consultant. The Compensation Committee requested that Radford:

•

evaluate the efficacy of and assist in refining the Company’s overall compensation philosophy and practices, including as related to base pay, bonus percentage, and the Company’s equity incentive and long-term incentive plans, to support and reinforce the Company’s long-term strategic goals; and

•	review executive and outside director compensation in comparison to peer data and best market practices.

As part of its engagement, Radford reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization, and size comparable to ours, which companies the Compensation Committee believed were generally comparable to us and against which the Compensation Committee believed we competed for executive talent. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the markets in which the Company competes. Radford ultimately developed broad based recommendations using benchmarks that were presented to the Compensation Committee for its consideration.

In 2014, the Board formed a Non-Senior Officer Stock Option Subcommittee, or the Subcommittee, composed of the Chief Executive Officer, to which it delegated authority to grant, without any further action required by the Board or the Compensation Committee, stock options to newly hired individuals who carry titles lower than vice president, up to a defined number of shares depending on the title of the employee. In May 2015, the Board approved an amended and restated policy for delegating authority for grants of equity awards to newly hired individuals. Under the amended and restated policy, the Subcommittee, currently composed of Dr. Luthringer, may now grant stock options to newly hired individuals who carry titles lower than senior vice president, within a designated range of shares depending on the title of the employee. The purpose of this delegation of authority is to facilitate the timely grant of options to new non-senior management employees within specified limits approved by the Board. During the fiscal year ended December 31, 2023, the Subcommittee did not exercise its authority to grant options to any new non-senior officer employees.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more committee meetings. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, adjustments to the compensation of existing executives, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer for the Compensation Committee’s approval. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board, which determines any adjustments to his compensation as well as equity awards to be granted. Some of the key factors the Compensation Committee considers in making pay decisions are as follows: historical compensation levels, relative position to the market, internal equity, individual and Company performance, strategic importance of role, and retention risk, among others. In 2023, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible, among other things, for identifying candidates qualified to serve as directors of the Company (consistent with criteria approved by the Board), recommending to the Board candidates for election as directors and the composition of each of the committees of the Board, overseeing the evaluation of the Board and its committees, and developing the Company’s corporate governance policies. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2023, but transacted the Nominating and Corporate Governance Committee business via unanimous written consents.

The Nominating and Corporate Governance Committee is composed of two directors: Dr. Kupfer (Chair) and Mr. Hasler. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://ir.minervaneurosciences.com/corporate-governance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including possessing the ability to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment, and the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm to identify qualified director candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation addressed to our Corporate Secretary at 1500 District Avenue, Burlington, MA 01803 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Our Nominating and Corporate Governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our Bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described above. Stockholders who wish to recommend individuals for consideration by our Nominating and

Corporate Governance Committee to become nominees for election to our Board should do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at c/o Minerva Neurosciences, Inc., 1500 District Avenue, Burlington, MA 01803, Attention: Corporate Secretary. See “When are stockholder proposals and director nominations due for next year’s annual meeting?” for information regarding the requirements for submitting any such recommendation. For additional information about our director nomination requirements, please see our Bylaws.

Any interested person may communicate directly with the Chair of our Board or the non-management or independent directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Minerva Neurosciences, Inc., 1500 District Avenue, Burlington, MA 01803, Attention: Corporate Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

These communications may be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which applies to all officers, directors, and employees. The Code of Ethics is available on the Company’s website at http://ir.minervaneurosciences.com/corporate-governance. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the section entitled “Executive and Director Compensation” below, including the compensation tables and narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives, whose knowledge, skills and performance are critical to our success, and to motivate these executive officers to achieve our business objectives and lead us in a competitive environment.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board. Our Board and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that the Company’s management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s consolidated financial statements since the fiscal year ended December 31, 2011. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting, will be required to ratify the selection of Deloitte & Touche LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2023	2022
Audit fees(1)	$616,360	$559,415
Audit-related fees(2)	$—	$60,970
All other fees(3)	$—	$1,895

Total fees	$616,360	$622,280

(1)

For both fiscal years ended December 31, 2023 and 2022, audit fees represent fees for audit services rendered in connection with the audit of our consolidated financial statements, as well as fees associated with reviews of documents filed with the SEC, our Annual Report on Form 10-K and our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q. For the fiscal year ended December 31, 2023, audit fees also include those associated with the filing of a registration statements on Form S-3, and the delivery of related consents.

(2)	For fiscal year ended December 31, 2022, included in audit-related fees are those associated with the royalty sale accounting consultations.

(3)	For fiscal year ended December 31, 2022, included in all other fees are fees related to access to the Deloitte Accounting Research Tool.

All services described above were pre-approved by the Audit Committee.

In connection with the audit of the 2024 consolidated financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP that sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers, including their ages as of October 7, 2024. Biographical information for our Chief Executive Officer and director, Dr. Remy Luthringer, is included above with the director biographies under the caption “Nominees for Election for A Three-Year Term Expiring at the 2027 Annual Meeting.”

Name	Age	Position
Dr. Remy Luthringer	63	Chief Executive Officer and Executive Chairman of the Board of Directors
Geoffrey Race	63	President
Frederick Ahlholm	58	SVP, Chief Financial Officer and Secretary

Geoffrey Race has provided services to us since July 2010, first as a consultant and then as an employee beginning in May 2014. Mr. Race most recently held the positions of the Company’s Executive Vice President and Chief Financial Officer, from May 2014 to October 2021, and Chief Business Officer from January 2016 to October 2021. Prior to joining us, Mr. Race served as the Chief Executive Officer and acting Chief Financial Officer of Funxional Therapeutics Ltd., a clinical stage pharmaceutical company which was spun out of Cambridge University, UK, from June 2010 to November 2013. Mr. Race is currently a member of the board of directors of Huq Industries Ltd. Mr. Race is also a founder and director of Cyber Industries Ltd., a UK-based private company developing software for building management systems. He was a director of Sensyne Health plc and of F-star Therapeutics Ltd. Mr. Race is a Fellow of the Institute of Chartered Management Accountants and earned his M.B.A. from Durham University Business School (UK).

Frederick Ahlholm has provided services to us since January 2014, first as a consultant and then as an employee beginning in June 2014. Mr. Ahlholm most recently held the positions of the Company’s Vice President and Chief Accounting Officer from July 2014 to October 2021, and Senior Vice President of Finance from May 2015 to October 2021. Prior to joining us, Mr. Ahlholm served as Vice President of Finance and Chief Accounting Officer for Amarin Corporation, a commercial stage life science company. Mr. Ahlholm has over 20 years of experience leading the finance organization at publicly traded life science companies. He began his career at Ernst & Young LLC, is a CPA and earned his BA in Business Administration at the University of Notre Dame.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of October 7, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name of Beneficial Owner(1)	Beneficial Ownership Shares(2)	Percentage
Named Executive Officers and Directors:
Dr. Remy Luthringer(3)	294,075	4.1%
Geoffrey Race(4)	122,839	1.7%
Frederick Ahlholm(5)	64,295	*
Dr. Fouzia Laghrissi-Thode(6)	31,249	*
Dr. David Kupfer(7)	55,185	*
Hans Peter Hasler(8)	31,250	*
Jan van Heek(9)	31,603	*
All current executive officers and directors as a group (7 persons)(10)	630,496	8.6%
Greater than 5% Stockholders:
Boehringer Ingelheim International GmbH(11)	1,428,708	19.99%
Funds affiliated with Federated Hermes, Inc.(12)	1,351,275	19.3%
FMR LLC(13)	491,746	7.0%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Unless otherwise noted, the address of each of those listed in the table is c/o Minerva Neurosciences, Inc., 1500 District Avenue, Burlington, MA 01803.

(2)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Applicable percentages are based on 6,993,406 shares of common stock outstanding as of October 7, 2024, adjusted as required by rules promulgated by the SEC.

(3)

Consists of (a) 115,825 shares of common stock beneficially owned by Wint2felden Holding SA, a company wholly owned by Dr. Luthringer; (b) 68,994 shares of common stock owned by Dr. Luthringer himself, and (c) options to purchase 109,256 shares of common stock that are exercisable within 60 days of October 7, 2024.

(4)	Consists of (a) 51,324 shares of common stock and (b) options to purchase 71,515 shares of common stock that are exercisable within 60 days of October 7, 2024.

(5)	Consists of (a) 17,518 shares of common stock and (b) options to purchase 46,777 shares of common stock that are exercisable within 60 days of October 7, 2024.

(6)	Consists of options to purchase 31,249 shares of common stock that are exercisable within 60 days of October 7, 2024.

(7)	Consists of (a) 23,936 shares of common stock and (b) options to purchase 31,249 shares of common stock that are exercisable within 60 days of October 7, 2024.

(8)	Consists of (a) 1,250 shares of common stock and (b) options to purchase 30,000 shares of common stock that are exercisable within 60 days of October 7, 2024.

(9)	Consists of (a) 2,542 shares of common stock and (b) options to purchase 29,061 shares of common stock that are exercisable within 60 days of October 7, 2024.

(10)	Consists of (a) 281,389 shares of common stock and (b) options to purchase 349,107 shares of common stock that are exercisable within 60 days of October 7, 2024.

(11)

This information is based partially on the information reported on the Schedule 13D filed by Boehringer AG (“BI GP”) and Boehringer Ingelheim International GmbH on July 7, 2023. The amount reported consists of (i) 1,275,000 shares of our common stock and (ii) 153,708 shares of our common stock issuable upon exercise of pre-funded warrants. The shares underlying the following pre-funded warrants are excluded from the amount reported above as beneficially owned because they are subject to limitations on exercisability if such exercise would result in Boehringer Ingelheim International GmbH beneficially owning more than 19.99% of our outstanding common stock: 71,517 shares of common stock issuable upon exercise of pre-funded warrants. Boehringer Ingelheim International GmbH is an indirect wholly owned subsidiary of C. H. Boehringer Sohn AG & Co. KG, the General Partner of which is BI GP. BI GP and Boehringer Ingelheim International GmbH may each be deemed to have shared voting and dispositive power over all of the securities held by Boehringer Ingelheim International GmbH. The address of each of BI GP and Boehringer Ingelheim International GmbH is Binger Straße 173, 55216 Ingelheim am Rhein, Germany.

(12)

This information is based partially on the information reported on the Schedule 13G/A filed by Federated Hermes, Inc. (the “Federated Hermes Parent”) on January 18, 2024. The amount reported consists of (i) 605,000 shares of our common stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (“Federated Hermes Kaufmann Small Cap Fund”); (ii) 725,000 shares of our common stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds (“Federated Hermes Kaufmann Fund”); and (iii) 21,275 shares of our common stock held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series (“Federated Hermes Kaufmann Fund II” and together with Federated Hermes Kaufmann Small Cap Fund and Federated Hermes Kaufmann Fund, the “Federated Hermes Kaufmann Funds”). In addition to the foregoing shares, as of December 31, 2023, Federated Hermes Kaufmann Small Cap Fund, Federated Hermes Kaufmann Fund and Federated Hermes Kaufmann Fund II held pre-funded warrants to purchase an aggregate of 350,350 shares of our common stock, which are excluded from the amount reported above as beneficially owned because they are subject to limitations on exercisability if such exercise would result in Federated Hermes Kaufmann Funds, in the aggregate, beneficially owning more than 14.99% of our outstanding common stock. The Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of the Federated Hermes Parent. All of the Federated Hermes Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Hermes Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. The business address of each Federated Trustee is 4000 Ericsson Drive, Warrendale, PA 15086-7561. The address of each of the Federated Hermes Parent and the Federated Hermes Kaufmann Funds is Federated Investors Tower, 1011 Liberty Avenue, Pittsburgh, PA 15222.

(13)

This information is based partially on the information reported on the Schedule 13G filed by FMR LLC on February 9, 2024. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2023 and 2022, the compensation of the Company’s Chief Executive Officer and two other most highly compensated executive officers as of December 31, 2023 (collectively, our “named executive officers”).

NAME AND PRINCIPAL POSITION	YEARS	SALARY ($)	BONUS ($)		OPTION AWARDS ($)(1)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Dr. Remy Luthringer	2023	624,100	644,419	(2)	560,511	6,130	(5)	1,835,160
Chief Executive Officer	2022	600,096	247,540		421,095	5,946		1,274,677
Geoffrey Race	2023	473,094	437,064	(3)	485,739	3,144	(6)	1,399,041
President	2022	454,898	170,587		214,290	2,978		842,753
Frederick Ahlholm	2023	432,224	281,256	(4)	239,103	12,537	(7)	965,120
SVP, Chief Financial Officer and Secretary	2022	415,600	140,265		173,550	11,622		741,037

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in valuing options are described in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024. The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)

Represents (1) the annual bonus paid in January 2024, which was 120% of the officer’s annual target bonus for 2023, (2) special cash bonus paid in May 2023 and (3) mid-year discretionary bonus paid in August 2023.

(3)

Represents (1) the annual bonus paid in December 2023, which was 110% of the officer’s annual target bonus for 2023, (2) special cash bonus paid in May 2023 and (3) mid-year discretionary bonus paid in August 2023.

(4)

Represents (1) the annual bonus paid in December 2023, which was 100% of the officer’s annual target bonus for 2023, (2) special cash bonus paid in May 2023 and (3) mid-year discretionary bonus paid in August 2023.

(5)	Represents $6,130 paid in 2023 by the Company for Dr. Luthringer’s life insurance premiums.

(6)	Represents $3,144 paid in 2023 by the Company for Mr. Race’s life insurance premiums.

(7)	Represents $11,550 paid in 2023 by the Company in 401(k) contributions and $987 paid in 2023 by the Company for Mr. Ahlholm’s life insurance premiums.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of shares or units of stock that have not vested (#)		Equity Incentive Plan Awards: Market value of shares or units of stock that have not vested ($)
Dr.Remy Luthringer	25,000		—		28.00	10/12/2030	88,076	(4)	541,667	(5)
	27,618	(1)	35,507		6.33	2/15/2032	—		—
	11,250	(2)	33,750		3.11	12/12/2032	—		—
	—		100,450	(3)	6.41	10/3/2033	—		—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of shares or units of stock that have not vested (#)		Equity Incentive Plan Awards: Market value of shares or units of stock that have not vested ($)
Geoffrey Race	17,500		—		28.00	10/12/2030	46,987	(4)	288,970	(5)
	10,938	(1)	14,062		6.33	2/15/2032	—		—
	9,500	(2)	28,500		3.11	12/12/2032	—		—
	—		87,050	(3)	6.41	10/3/2033	—		—
Frederick Ahlholm	10,625		—		28.00	10/12/2030	19,843	(4)	122,034	(5)
	9,844	(1)	12,656		6.33	2/15/2032	—		—
	6,500	(2)	19,500		3.11	12/12/2032	—		—
			42,850	(3)	6.41	10/3/2033	—		—

(1)

25% of the shares subject to the option vested and became exercisable on February 16, 2023 and the balance of the shares vest and become exercisable in a series of twelve equal quarterly installments upon the executive officer’s completion of each quarter of service over the three-year period thereafter.

(2)

25% of the shares subject to the option will vest and become exercisable on December 13, 2023 and the balance of the shares vest and become exercisable in a series of twelve equal quarterly installments upon the executive officer’s completion of each quarter of service over the three-year period thereafter.

(3)

25% of the shares subject to the option will vest and become exercisable on October 4, 2024 and the balance of the shares vest and become exercisable in a series of twelve equal quarterly installments upon the executive officer’s completion of each quarter of service over the three-year period thereafter.

(4)

Consists of performance-based restricted stock units (“PRSUs”) granted pursuant to our tender offer in August 2021, which vest as follows: (i) 50% of the PRSUs vest upon FDA acceptance of a new drug application for roluperidone, provided that such acceptance is not “over protest” and occurs within three years after the grant date, and (ii) the remaining unvested PRSUs vest upon roluperidone receiving FDA marketing approval, subject, in either case, to the grantee’s continued service through the applicable milestone. The first milestone was achieved on April 28, 2023, and as a result 88,077, 46,987 and 19,843 of the PRSUs vested with respect to each of Dr. Luthringer, Mr. Race and Mr. Ahlholm. The number of PRSUs in the table above represents the remaining PRSUs that vest upon achievement of the second milestone.

(5)	The Company’s stock price, trading on The Nasdaq Capital Market under the symbol “NERV”, was $6.15 as of December 29, 2023.

ARRANGEMENTS WITH OUR EXECUTIVE OFFICERS

Each of our named executive officers is party to a written employment agreement with us.

Dr. Remy Luthringer

We entered into an Amended and Restated Employment Agreement with Dr. Luthringer through our wholly owned subsidiary, Mind-NRG SARL, on August 1, 2016, as amended by that certain First Amendment to the Employment Agreement with Dr. Luthringer effective as of December 13, 2022, and as amended by that certain Second Amendment to the Employment Agreement with Dr. Luthringer effective as of March 6, 2023, which sets forth the current terms of his employment with us. Dr. Luthringer’s principal place of work is the main office of the Company in Geneva, Switzerland. Effective January 1, 2023, Dr. Luthringer is entitled to an annual base salary of $624,100. Dr. Luthringer is also eligible for a discretionary bonus payment for each calendar year of up to 55% of his base salary. Dr. Luthringer is also eligible to participate in the Company’s employee benefit, welfare and other plans generally available to the other similarly situated employees of the Company, as may be maintained by the Company from time to time, and he is eligible for equity awards under the Company’s equity incentive plans, subject to the Company’s discretion.

Pursuant to Dr. Luthringer’s employment agreement, he or the Company may terminate his employment upon six months’ written notice, or immediately if there are “valid reasons” under Swiss law.

If Dr. Luthringer’s employment with us ends due to his death, his beneficiaries or estate will be entitled to (1) payment of any earned but unpaid base salary; (2) two months of base salary; (3) payment of any vacation time earned but not used; (4) pro rata payment of his discretionary annual bonus; and (5) payment of any amounts accrued and payable under the terms of any of our benefit plans.

If Dr. Luthringer’s employment with us ends due to his disability or we terminate his employment for “cause,” he will be entitled to (1) payment of his base salary during the six-month written notice period; (2) payment of any earned but unpaid base salary; (3) payment of any vacation time earned but not used; and (4) payment of any amounts accrued and payable under the terms of any of our benefit plans.

If Dr. Luthringer’s employment with us ends without “cause” and not by reason of disability, or he resigns for “good reason,” he will be entitled to (1) payment of his base salary during the six-month written notice period; (2) payment of any earned but unpaid base salary; (3) payment of any vacation time earned but not used; (4) payment of any amounts accrued and payable under the terms of any of our benefit plans; (5) continued payment of his base salary for 12 months following his termination; (6) pro rata payment of his discretionary annual bonus; and (7) vesting of his outstanding equity awards as if he had completed an additional six months of continuous employment.

If Dr. Luthringer’s employment with us or our successor ends due to his resignation for “good reason” or his termination by us or our successor without “cause,” in each case within 12 months immediately following a change in control of the Company, Dr. Luthringer will be entitled to (1) payment of his base salary during the six-month written notice period; (2) payment of any earned but unpaid base salary; (3) payment of any vacation time earned but not used; (4) payment of any amounts accrued and payable under the terms of any of our benefit plans; (5) continued payment of his base salary for 18 months, following his termination (6) 100% of his target annual performance bonus for the year in which the termination occurs; and (7) vesting in full of all of his outstanding equity awards.

Dr. Luthringer’s severance benefits are conditioned, among other things, on a satisfactory release of claims in favor of the Company and his compliance with post-termination obligations under his employment agreement.

For purposes of Dr. Luthringer’s employment agreement, Dr. Luthringer may end his employment by resignation for “good reason” if, without his written consent, there is (1) a material diminution in the nature or scope of his responsibilities, duties or authority; (2) a material reduction in his base salary; (3) relocation of his principal work location more than 50 miles from the location of his principal work location as of immediately prior to such relocation; or (4) our material breach of his employment agreement.

Further, for purposes of Dr. Luthringer’s employment agreement, we may terminate him for “cause” if he (1) is convicted of a felony or misdemeanor involving moral turpitude; (2) commits an act of fraud or embezzlement against us or our affiliates; (3) materially breaches his employment agreement and fails to cure such breach within 30 days; (4) materially violates any of our written policies and fails to cure such violation within 30 days; (5) materially fails or materially refuses to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the lawful written directives of our board of directors that are consistent with his position, and such material failure or material refusal continues for 30 days following written notice from the Company; (6) willfully engages in conduct or willfully omits to take any action, resulting in material injury to us or our affiliates, monetarily or otherwise (including with respect to our ability to comply with our legal or regulatory obligations); or (7) materially breaches his fiduciary duties as our officer or as a member of our board of directors.

Geoffrey Race

We entered into an Amended and Restated Employment Agreement with Mr. Race through our wholly owned subsidiary, Mind-NRG SARL, on August 1, 2016, which sets forth the current terms of his employment with us, as amended by that certain First Amendment to Employment Agreement dated October 11, 2021.

Mr. Race’s principal place of work is Cambridge, United Kingdom. Effective January 1, 2023, Mr. Race was entitled to an annual base salary of $473,094. Mr. Race is also eligible for a discretionary annual bonus payment for each calendar year of up to 50% of his base salary. Mr. Race is also eligible to participate in the Company’s employee benefit, welfare and other plans generally available to the other similarly situated employees of the Company, as may be maintained by the Company from time to time, and he is eligible for equity awards under the Company’s equity incentive plans, subject to the Company’s discretion.

Pursuant to Mr. Race’s employment agreement, he or the Company may terminate his employment upon 12-month written notice. The Company may also, in its sole and absolute discretion, immediately terminate Mr. Race’s employment, provided Mr. Race receives payment of his salary during the 12-month written notice period in lieu of notice and with pro rata payment of his discretionary annual bonus.

If Mr. Race’s employment with us ends due to his death, his beneficiaries and/or estate will be entitled to, among other accrued obligations, a payment of a pro rata portion of his annual performance bonus.

If Mr. Race’s employment with us ends due to his termination by us other than for “cause,” he will be entitled to (1) payment of his salary during the 12-month written notice period; (2) pro rata payment of his discretionary annual bonus; and (3) vesting of his outstanding equity awards as if he had completed an additional 12 months of continuous employment.

If Mr. Race’s employment with us or our successor ends due to his resignation for “good reason” or his termination by us or our successor without “cause” (and not due to death) within 12 months immediately following a change in control of the Company, Mr. Race will be entitled to (1) payment of his salary during the 12-month written notice period; (2) pro rata payment of his discretionary annual bonus; (3) payment equal to 12 months’ base salary; (4) 100% of his target annual performance bonus for the year in which the termination occurs; and (5) vesting in full of all of his outstanding equity awards.

Mr. Race’s benefits are conditioned, among other things, on a satisfactory release of claims in favor of the Company and his compliance with post-termination obligations under his employment agreement.

For purposes of Mr. Race’s employment agreement, Mr. Race may end his employment by resignation for “good reason” if, without his written consent, there is (1) a material diminution in the nature or scope of his responsibilities, duties or authority; (2) a material reduction in his base salary; (3) relocation of his principal work location more than 50 miles from the location of his principal work location as of immediately prior to such relocation; or (4) our material breach of his employment agreement.

Further, for purposes of Mr. Race’s employment agreement, we may terminate him for “cause” if he (1) commits any act of gross misconduct; (2) commits any material or persistent breach of the terms of his employment agreement, including any willful neglect or refusal to carry out any of his duties or to comply with any reasonable and lawful instructions from our board; (3) materially violates any of our written policies and fails to cure such violation within thirty (30) days following written notice from us; (4) commits an act of fraud or embezzlement against us or our affiliates; (5) willfully engages in conduct or willfully omits to take any action, resulting in material injury to us or our affiliates, monetarily or otherwise (including with respect to our or our affiliates’ ability to comply with our or their legal or regulatory obligations); (6) materially breaches his fiduciary duties as our officer or as a member of our board of directors; (7) is convicted of any criminal offense (other than an offense under the Road Traffic Acts for which a penalty of imprisonment cannot be imposed); (8) commits any act which constitutes an offense under the Bribery Act 2010 whether done for our benefit or not; (9) has a bankruptcy order made against him or enters into a voluntary arrangement with his creditors; or (10) is prohibited by law from holding office in the Company or any other company or is disqualified or disbarred from membership of, or be subject to any serious disciplinary sanction by any professional or other body, which undermines the confidence of the board of directors in his continued employment with the Company.

Frederick Ahlholm

We entered into an Amended and Restated Employment Agreement with Mr. Ahlholm on October 11, 2021, which replaced and superseded the May 30, 2014 and the August 1, 2016 offer letters between Mr. Ahlholm and us. Mr. Ahlholm’s principal place of work is Waltham, Massachusetts. Effective as of the Amended and Restated Agreement, Mr. Ahlholm was entitled to an annual base salary of $400,000, which increased to $432,224 effective January 1, 2023. Mr. Ahlholm is also eligible to receive a discretionary bonus payment for each calendar year that ends during his employment of up to 45% of his base salary for that calendar year. Mr. Ahlholm is also eligible to participate in the Company’s employee benefit, welfare and other plans generally available to the other similarly situated employees of the Company, and is eligible for equity awards under the Company’s equity incentive plans, subject to the Company’s discretion.

Pursuant to Mr. Ahlholm’s employment agreement, if his employment with us ends due to his death, his beneficiaries or estate will be entitled to (1) payment of any earned but unpaid base salary; (2) payment of any vacation time earned but not used; (3) pro-rata payment of his discretionary annual bonus; and (4) payment of any amounts accrued and payable under the terms of any of our benefit plans.

If Mr. Ahlholm’s employment with us ends due to his disability or we terminate his employment for “cause,” he will be entitled to (1) payment of any earned but unpaid base salary; (2) payment of any vacation time earned but not used; and (3) payment of any amounts accrued and payable under the terms of any of our benefit plans.

If Mr. Ahlholm’s employment with us ends due to his termination by us without “cause,” he will be entitled to (1) payment of his salary for 9 months; (2) payment of his COBRA premiums, less the amount charged to active employees for health coverage, for up to 9 months; (3) pro-rata payment of his discretionary annual bonus; (4) vesting of his outstanding equity awards as to that number of the then-unvested underlying shares of common stock that would have vested over the 9-month period following the end of Mr. Ahlholm’s employment; and (5) for a period of nine (9) months immediately following termination , waiver of the obligation that Mr. Ahlholm remain in service, such that Mr. Ahlholm’s PRSUs would remain eligible to vest based solely on satisfaction of the applicable performance milestones prior to the expiration of such 9-month period.

If Mr. Ahlholm’s employment with us or our successor ends due to his resignation for “good reason” or his termination by us or our successor without “cause,” within 12 months immediately following a change in control of the Company, Mr. Ahlholm will be entitled to (1) payment of his salary for 12 months; (2) payment of his COBRA premiums, less the amount charged to active employees for health coverage, for up to 12 months; (3) 100% of his discretionary bonus for the year in which the termination occurs; and (4) vesting of his outstanding equity awards as to all then-unvested underlying shares of common stock (including with respect to all outstanding unvested options and any unvested PRSUs).

Mr. Ahlholm’s benefits are conditioned, among other things, on a satisfactory release of claims in favor of the Company and his compliance with post-termination obligations under his employment agreement.

For purposes of Mr. Ahlholm’s employment agreement, Mr. Ahlholm may end his employment by resignation for “good reason” if, without his written consent, there is (1) a material diminution in the nature or scope of his responsibilities, duties or authority (provided, however, that a requirement that Mr. Ahlholm act as officer, director or in any other corporate function within the group shall not constitute good reason); (2) a material reduction in his base salary; (3) relocation of his principal work location more than 50 miles from the location of his principal work location as of immediately prior to such relocation; or (4) our material breach of his employment agreement.

Further, for purposes of Mr. Ahlholm’s employment agreement, we may terminate him for “cause” if he (1) is convicted of a felony or misdemeanor involving moral turpitude; (2) commits an act of fraud or embezzlement against us or our affiliates; (3) uses or discloses without authorization confidential information or trade secrets of the Company for his benefit or materially breaches a written agreement between him and the Company; (4) materially violates any of our written policies and fails to cure such violation within 30 days; (5) materially fails or materially refuses to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the lawful written directives of our board of directors that are consistent with his position, and such material failure or material refusal continues for 30 days following written notice from the Company; (6) willfully engages in conduct or willfully omits to take any action, resulting in material injury to us or our affiliates, monetarily or otherwise (including with respect to our ability to comply with our legal or regulatory obligations); or (7) materially breaches his fiduciary duties as our officer or as a member of our board of directors.

Confidentiality and Assignment Agreements

Each of the employment agreements with our named executive officers contains provisions with respect to confidential information and assignment of inventions. Among other things, each agreement requires each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment or service with us, and to assign to us any inventions conceived or developed during the course of employment or service with us.

Payments Upon a Change in Control

In addition to payments and benefits under their employment agreements described above, pursuant to the terms of our Amended and Restated 2013 Equity Incentive Plan, if one or more of the awards granted to our named executive officers are not assumed or otherwise continued in effect by the successor corporation in the event of a change in control, such awards automatically accelerate and vest in full immediately prior to the change in control (assuming such officer remains in continuous service as of immediately prior to such change in control).

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance metrics. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the compensation committee view the link between financial performance and the compensation actually received or realized by our named executive officers. All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Pay Versus Performance Table

The table below presents information on the compensation of our Chief Executive Officer and other named executive officers in comparison to certain performance metrics for 2023, 2022 and 2021. These metrics are not those that the compensation committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the rules and regulations of the SEC, and under such rules, CAP was calculated by adjusting the Summary Compensation Table (“SCT”) Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of Initial Fixed $100 Investment Based On:	Net Income (Loss)(5)
					Total Shareholder Return (TSR)(4)
	(a)	(b)	(c)	(d)	(e)	(f)
2023	$1,835,160	$2,127,419	$1,182,081	$1,298,479	$75.59	$(30,005,353)
2022	$1,274,677	$1,283,412	$791,895	$798,131	$42.74	$(32,108,676)
2021	$1,189,133	$(1,253,195)	$716,196	$(108,360)	$34.24	$(49,905,952)

(1)

The Principal Executive Officer (“PEO”) information reflected in columns (a) and (b) relates to our CEO, Dr. Remy Luthringer. The non-PEO NEOs information reflected in columns (c) and (d) above relates to Geoffrey Race and Frederick Ahlholm during 2023 and 2022, and Geoffrey Race, Frederick Ahlholm and Michael Davidson during 2021.

(2)

The amounts shown in this column are the amounts of total compensation reported for Dr. Luthringer, or the average total compensation reported for the non-PEO NEOs, as applicable, for each corresponding year in the “Total” column of the Summary Compensation Table. Please refer to “Executive Compensation—Compensation Tables—Summary Compensation Table.”

(3)

The amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to Dr. Luthringer’s total compensation, or the average total compensation of the non-PEO NEOs, as applicable, as described in the table below.

(4)

Represents the cumulative TSR of our common stock as calculated in accordance with Item 201(e) of Regulation S-X, assuming an initial fixed investment of $100 on December 31, 2020. We have never declared or paid any dividends on our common stock.

(5)	Represents the net income (loss) as disclosed in the audited annual financial statements for the applicable year.

To calculate the CAP, the following amounts were deducted from and added to the SCT total compensation:

Supplemental Table

Year	NEO	SCT Total	Less: Grant Date Fair Value of Equity Awards Reported in the SCT	Add: Fair Value of Equity Awards Granted During the Year that Remain Unvested at December 31, 2023	Add: Change in Fair Value of Prior Years’ Equity Awards that Remain Outstanding and Unvested at December 31, 2023	Add: Vesting Date Fair Value of Awards Granted During Applicable Year that Vested During Applicable Year	Add: Change in Fair Value of Prior Years’ Equity Awards Vested through the Year Ended December 31, 2023	Less: Fair Value of Prior Years’ Awards that Failed to Vest	CAP

2023	PEO	$1,835,160	$560,511	$568,547	$29,004	$–	$255,219	$–	$2,127,419
2023	Non- PEO NEOs	$1,182,081	$362,421	$367,617	$13,523	$–	$97,679	$–	$1,298,479

Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on the CAP and each of net loss and TSR. We do not utilize TSR or net loss in our executive compensation program.

Compensation Actually Paid vs. Total Shareholder Return

The following graph illustrates the relationship of the CAP for our PEO and the average CAP for our non-PEO NEOs, as calculated pursuant to SEC rules, to our cumulative TSR over the three years presented in the Pay Versus Performance table.

Compensation Actually Paid vs. Net Income (Loss)

The following graph illustrates the relationship of the CAP for our PEO and the average CAP for our non-PEO NEOs, as calculated pursuant to SEC rules, to our net income (loss) over the three years presented in the Pay Versus Performance table.

DIRECTOR COMPENSATION

Director Compensation Table

The following table presents the total compensation for each person, other than our Chief Executive Officer, who served as a member of our Board during 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Hans Peter Hasler	48,750	78,250	127,000
Jeryl Hilleman(3)	50,000	78,250	128,250
Dr. David Kupfer	47,000	78,250	125,250
Dr. Fouzia Laghrissi-Thode	44,000	78,250	122,250
Jan van Heek	42,500	78,250	120,750
William F. Doyle (4)	32,250	—	32,250

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with ASC 718. The assumptions we used in valuing the option awards are described in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024 (as amended by Form 10-K/A). The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by a director upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. Pursuant to our non-employee director compensation policy as then in effect, each of our non-employee directors was granted an option to purchase 12,500 shares of our common stock on September 27, 2023 at an exercise price of $7.30 per share.

(2)	As of December 31, 2023, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors who served on our Board during 2023 was:

Name	Stock Options
Hans Peter Hasler	30,000
Jeryl Hilleman(3)	27,500
Dr. David Kupfer	31,249
Dr. Fouzia Laghrissi-Thode	31,249
Jan van Heek	35,556
William F. Doyle(4)	—

(3)	Ms. Hilleman resigned from the Board effective August 6, 2024.

(4)	Mr. Doyle resigned from the Board effective May 3, 2023

Non-Employee Director Compensation Policy

Our Amended and Restated Non-Employee Director Compensation Plan, as adopted by our Board, became effective April 1, 2018 and was amended on July 30, 2023. Under the terms of the plan, as amended, each non-employee director is eligible to receive an annual cash retainer of $35,000 and the non-employee chairperson of the Board is eligible to receive an additional annual cash retainer of $50,000. The Lead Independent Director is eligible to receive an additional annual cash retainer of $10,000. The chairpersons of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each eligible to receive additional annual cash retainers of $15,000, $12,000 and $8,000, respectively. Other members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are eligible to receive additional annual cash retainers of $7,500, $6,000 and $4,000, respectively.

Under the terms of the current plan, each newly elected non-employee member of the Board is also eligible to receive a one-time grant of an option to purchase 5,000 shares of common stock promptly following election or appointment to the Board (“New Director Welcome Options”). The New Director Welcome Options vest quarterly over three years, provided that the applicable non-employee director is, as of such vesting date, a non-employee director of the Company.

In addition, each non-employee director is eligible to receive an annual option grant to purchase 12,500 shares of common stock per year (“New Annual Grants”). The New Annual Grants vest in equal quarterly installments over one year, provided that the applicable non-employee director is, as of such vesting date, a non-employee director of the Company.

Our Amended and Restated Non-Employee Director Compensation Plan was further amended on November 29, 2023, which became effective on January 1, 2024. Under the terms of the plan, as most recently amended, each non-employee director is eligible to receive an annual cash retainer of $40,000. The Lead Independent Director is eligible to receive an additional annual cash retainer of $10,000. The chairpersons of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each eligible to receive additional annual cash retainers of $15,000, $12,250 and $9,500, respectively. Other members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are eligible to receive additional annual cash retainers of $9,000, $6,000 and $5,000, respectively.

Clawback Policy

In November 2023, our Board adopted a written compensation recovery policy in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq rules, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated, or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party, or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties, or to or from employees generally.

The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described below under “Certain Related Person Transactions” were approved by the Audit Committee in accordance with our related person transaction policy.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Amendment to Annual Report on Form 10-K, below is a description of transactions since January 1, 2022 to which the Company was a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000 (or, if less, 1% of the average of our total assets at December 31, 2023 and 2022, as applicable); and

•

any of our directors, executive officers or holders of more than 5% of the company’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

2023 Private Placement

On June 27, 2023, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Federated Hermes Kaufmann Funds and Boehringer Ingelheim International GmbH (collectively, the “Investors”), pursuant to which we agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 1,425,000 shares of our common stock, at a purchase price of $10.00 per share, and (ii) in lieu of additional shares of our common stock, pre-funded warrants to purchase an aggregate of 575,575 shares of common stock, at a purchase price of $9.99 per pre-funded warrant. The price per pre-funded warrant represents the price of $10.00 per share sold in the Private Placement, minus the $0.01 per share exercise price of each such pre-funded warrant. The pre-funded warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The Private Placement closed on June 30, 2023, as a result of which we received aggregate net proceeds of approximately $19.6 million after deducting offering expenses of approximately $0.4 million payable by us.

Pursuant to the Securities Purchase Agreement, we filed a registration statement on Form S-3 (File No. 333-273686), which was declared effective by the SEC on August 9, 2023, covering the resale of the Registrable Securities (as such term is defined in the Securities Purchase Agreement). We have agreed to use our commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the third anniversary of the effective date of the initial registration statement covering the Registrable Securities; (ii) the date all Shares and all shares of common stock underlying the pre-funded warrants may be sold under Rule 144 of the Securities Act of 1933, as amended, without being subject to any volume, manner of sale or publicly available information requirements; or (iii) immediately prior to the closing of a Change of Control (as such term is defined in the Securities Purchase Agreement).

Immediately prior to the closing of the Private Placement, the Federated Hermes Kaufmann Funds were the beneficial owners of, in the aggregate, more than 5% of our capital stock. Boehringer Ingelheim International GmbH became a beneficial owner of more than 5% of our capital stock through the Private Placement. For more information regarding the Investors’ beneficial ownership, see “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” above.

Pursuant to the Securities Purchase Agreement, in connection with the Private Placement, Boehringer Ingelheim International GmbH has the right to designate an observer to attend, subject to certain exceptions, meetings of the Board and its committees, until the earlier of (i) the occurrence of a Change of Control and (ii) the date that it and its affiliates collectively hold less than 10% of our common stock (which shall be calculated by including in the amount of common stock held by Boehringer Ingelheim International GmbH and its affiliates any shares of common stock issuable upon exercise of any portion of the pre-funded warrant issued to such Investor and not yet exercised). Boehringer Ingelheim International GmbH designated a board observer on August 29, 2023.

Arrangement with PPRS Research, Inc.

Dr. Jay B. Saoud, the Company’s former Senior Vice President, Head of Research and Development, provides part-time consulting services to PPRS Research, Inc., where he serves as Head of Biometrics, Pharmacokinetics, and Medical Writing. In 2022 and 2023, the Company paid PPRS Research, Inc. approximately $2.9 million and $2.1 million, respectively, for program and project management services, including research and development services and coordination with investigators and contract research organizations.

Transition, Separation, and Consulting Agreement with Dr. Jay B. Saoud

Dr. Saoud resigned from the position of Senior Vice President, Head of Research and Development, effective September 15, 2021. In connection with his resignation, Dr. Saoud and the Company entered into a Transition, Separation, and Consulting Agreement, as amended by that certain First Amendment effective July 1, 2022, that certain Second Amendment effective January 1, 2023, that certain Third Amendment effective July 1, 2023, that certain Fourth Amendment effective August 4, 2023, and that certain Fifth Amendment effective April 1, 2024, pursuant to which Dr. Saoud continued providing services as a consultant to the Company from September 15, 2021. Dr. Saoud’s consulting services will end on December 31, 2024, subject to termination or renewal. Effective as of January 1, 2023 and through March 15, 2023, Dr. Saoud was entitled to receive $24,000 for up to fifteen hours of consulting services per week for a four-week period. Effective March 16, 2023 and through March 31, 2024, Dr. Saoud was entitled to receive $27,000 for up to fifteen hours of consulting services per week for a four-week period. Effective April 1, 2024 and through December 31, 2024, Dr. Saoud will be entitled to receive $30,000 for up to fifteen hours of consulting services per week for a four-week period. In the event that Dr. Saoud performs more than fifteen hours of consulting services per week, the Company will pay Dr. Saoud $550 per hour for the period from April 1, 2024 through December 31, 2024.

In 2022 and 2023, the Company paid Dr. Saoud approximately $603,000 and $541,000, respectively, for consulting services.

Compensation Arrangements and Equity Awards for Executive Officers and Directors

We have employment arrangements with our executive officers that, among other things, provide for certain change in control benefits, as well as severance benefits for executive officers. For a description of these agreements with our named executive officers, see “Executive Compensation.”

We have granted stock options and performance-based restricted stock units to our executive officers and our directors. For a description of these equity awards to our named executive officers and directors, see “Executive Compensation.”

Indemnification Agreements for Executive Officers and Directors

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, stock appreciation rights, stock awards and restricted stock units (a)(1)	Weighted- average exercise price of outstanding options, stock appreciation rights, stock awards and restricted stock units(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,385,438	$11.36	362,366
Equity compensation plans not approved by security holders	—	—	—

Total	1,385,438	$11.36	362,366

(1)	Consists of 1,157,229 shares subject to outstanding options and 228,209 shares subject to outstanding performance-based restricted stock unit awards.

(2)

The weighted-average exercise price does not reflect the shares of our common stock that will be issued in connection with the settlement of performance-based restricted stock unit awards, which have no exercise price.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Minerva Neurosciences, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Minerva Neurosciences, Inc. to the attention of our Corporate Secretary, 1500 District Avenue, Burlington, MA 01803, or contact our Corporate Secretary at (617) 600-7373. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Frederick Ahlholm
Frederick Ahlholm
SVP, Chief Financial Officer and Secretary

October 22, 2024

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Minerva Neurosciences, Inc., 1500 District Avenue, Burlington, MA 01803.

MINERVA NEUROSCIENCES, INC. 1500 DISTRICT AVE BURLINGTON, MA 01803 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/NERV2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 4, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 P.M. Eastern Time on December 4, 2024. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V57518-P18410 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MINERVA NEUROSCIENCES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. To elect two Class I directors each to hold office until ! ! ! 2027 Annual Meeting of Stockholders. Nominees: 01) Hans Peter Hasler 02) Dr. Remy Luthringer The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement. ! ! ! 3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending ! ! ! December 31, 2024. NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V57519-P18410 MINERVA NEUROSCIENCES, INC. Annual Meeting of Stockholders December 5, 2024 9:30 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Geoffrey Race and Frederick Ahlholm, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MINERVA NEUROSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM EDT on December 5, 2024 virtually at www.virtualshareholdermeeting.com/NERV2024, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. Continued and to be signed on reverse side